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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 28, 2006

                                 FUEL-TECH N.V.
             (Exact name of registrant as specified in its charter)


     NETHERLANDS ANTILLES               000-2174                     N/A
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


              FUEL-TECH N.V.                            FUEL TECH, INC.
               (Registrant)                       (U.S. Operating Subsidiary)
             CASTORWEG 22-24                          695 E. MAIN STREET
      CURACAO, NETHERLANDS ANTILLES                    STAMFORD CT 06901
            (599) 9-461-3754                            (203) 425-9830

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISION:


  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         (a) On February 28, 2006 the Registrant elected John F. Norris, Jr., 56, as President and Chief Executive Officer of its wholly-owned subsidiary, Fuel Tech, Inc. Mr. Norris was also nominated for election to the Board of Managing Directors of the Registrant at the 2006 annual meeting of shareholders. Also on February 28, 2006, Stephen C. Argabright, formerly President and Chief Operating Officer of Fuel Tech, Inc. was elected as Vice Chairman - International of Fuel Tech, Inc.; Mr. Ralph E Bailey, Chairman of the Board of the Registrant and Fuel Tech, Inc., was given the title of Executive Chairman of the Registrant and Fuel Tech, Inc.; and Vincent J. Arnone, Vice President, Treasurer and Chief Financial Officer of the Registrant and Fuel Tech, Inc. was given the title of Senior Vice President of the Registrant and Fuel Tech, Inc.

         (b) There is no family relationship between Mr. Norris and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

         (c) Mr. Norris joined Duke Power Company in 1982 as an Assistant Engineer, progressing through various positions until his departure in 1999 as Senior Vice President of Duke Energy Corporation and Chairman and Chief Executive Officer of Duke Energy Global Asset Development. In 1999, Mr. Norris joined the American Bureau of Shipping Group as President and Chief Operating Officer, and, in the same year joined American Electric Power as Senior Vice President, Operations and Technical Services. In 2003 Mr. Norris became self employed as a private consultant to companies in energy related industries, including Fuel Tech. As a private consultant, Mr. Norris was paid the amount of $152,000 by Fuel Tech, Inc. for all services from April 27, 2005 until his joining Fuel Tech at which point his consulting business terminated.

         (d) Under the terms of Mr. Norris' February 28, 2006 employment agreement with the Company he will act as President and Chief Executive Officer of Fuel Tech, Inc. and will be paid a base salary of $375,000 per year; will be a participant in the benefit and welfare programs offered by Fuel Tech, Inc. to its officers; will be a participant in Fuel Tech, Inc.'s Management Incentive Plan with a Target Participation Percentage of 50% of base salary; was granted a non-qualified stock option award to acquire 100,000 shares of the Registrant's common at the exercise price of $11.40 per share, being the fair market value thereof on February 28, 2006; will receive certain travel and temporary housing expense reimbursement until his permanent relocation to the Fuel Tech, Inc. Illinois location; and will receive salary and benefit continuation for a period of up to one year in the event of his involuntary termination not for cause within one year of a change of control of the Company, and, also in such event his unvested stock options shall vest and be exercisable for a period of up to five years or the remaining term of such option, if less.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FUEL-TECH N.V.

Date: March 6, 2006                       By: /s/ C. W. Grinnell
                                              ------------------
                                              Charles W. Grinnell
                                              Vice President, General Counsel
                                              and Corporate Secretary